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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (date of earliest event reported) September 10, 1998.

                             Broughton Foods Company
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Ohio                      0-23429                      31-4135-025
--------------------------      ---------------------        ---------------------
(State or other juris-          (Commission File No.)        (IRS Employer Identi-
diction of corporation)                                           fication No.)


210 N. Seventh Street
P.O. Box 656
Marietta, Ohio                                                  45750-0656
----------------------------------------                   ---------------------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code            (740) 373-4121
                                                           ---------------------

                                Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changes since last report)




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                    INFORMATION TO BE INCLUDED IN THE REPORT



Item 2.        Acquisition or Disposition of Assets

          On September 11, 1998, Broughton Foods Company ("Broughton"), an Ohio corporation, announced that it had executed an Agreement and Plan of Merger with Suiza Foods Corporation ("Suiza") a Delaware corporation and Suiza Foods Acquisition Corp. ("Merger Sub"), an Ohio corporation and wholly owned subsidiary of Suiza dated September 10, 1998 (the "Agreement"), providing for the merger of Broughton with Merger Sub, with each Broughton share being exchanged for the sum of Nineteen Dollars ($19.00) cash. Consummation of the merger is conditioned upon expiration or termination of applicable waiting periods under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, approval of Broughton shareholders and satisfaction of other conditions contained in the Agreement. Upon consummation of such merger, Broughton will become a wholly-owned subsidiary of Suiza. On September 10, 1998, 5,774,335 shares of Broughton common stock were issued and outstanding.



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Item 7.        Financial Statements and Exhibits

        (c)    Exhibits

          The exhibits listed on the Exhibit Index on page 4 of this Form 8-K are filed herewith. Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BROUGHTON FOODS COMPANY
                                        ----------------------------------
                                                  (Registrant)



                                        /s/ Todd R. Fry
                                        ----------------------------------
Date: September 15, 1998 Todd R. Fry, Chief Financial Officer





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                                  EXHIBIT INDEX

2.1 Press Release dated September 11, 1998 captioned "Broughton Foods Signs Definitive Merger Agreement with Suiza Foods".



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